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                                                                    Exhibit 10.9

                             MTC TECHNOLOGIES, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      This AGREEMENT (this "Agreement") is made as of May 3, 2002
(the "Date of Grant"), by and between MTC Technologies, Inc., a Delaware corporation (the "Company"), and Benjamin Crane (the "Optionee").

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase 14 shares (the "Optioned Shares") of common stock, par value $.001 per share of the Company (the "Common Shares"), subject to adjustment as set forth in Section 10 (including, without limitation, upon any stock split occurring in connection with the Company's first public offering conducted by a nationally recognized underwriter pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company's equity securities). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Optioned Shares may be purchased pursuant to the Option shall be $10,347.00 per share, subject to adjustment as hereinafter provided (the "Option Price"). The Option is intended to be a nonqualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire ten (10) years from the Date of Grant.

3. Right to Exercise. The Option will be immediately exercisable on the Date of Grant. The Option may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to the Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of the Option.

4. Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state or foreign law and court supervision.

5. Notice of Exercise; Payment. The Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. The date of the Optionee's written notice shall be the exercise date. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of

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     exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share. After the Company's first public offering conducted by a nationally recognized underwriter pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offering and sale of the Company's equity securities, the requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board of Directors of the Company shall in its sole discretion deem necessary or advisable.

6.   Termination of Agreement.

     (a) This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

          (i)   Six (6) months after the Optionee's retirement at or after age
                75;

          (ii) Six (6) months after the Optionee's death if such death occurs while the Optionee is employed by the Company or any subsidiary of the Company;

          (iii) Six (6) months after the Optionee's permanent and total disability, if the Optionee becomes permanently and totally disabled while an employee of the Company or any subsidiary of the Company and ceases to be an employee as a result of such disability;

          (iv) Except as provided on a case-by-case basis, thirty (30) calendar days after the Optionee ceases to be an employee of the Company or any subsidiary of the Company for any reason other than as described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) hereof; or

          (v)   Ten (10) years from the Date of Grant.

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     (b)  In the event that the Optionee's employment is terminated for just cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Optionee's option will cease to be exercisable and will not become exercisable after such termination. For purposes of this provision, "just cause" shall mean, with respect to an Optionee, "just cause" (or any similar term) as defined in any employment, severance or other agreement between the Company or any subsidiary of the Company and the Optionee, or if there is no such agreement in effect that contains a definition of "just cause" (or any similar term), "just cause" shall include the commission by the Optionee of any of the following acts prior to termination of employment:

          (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with the Optionee's duties or in the course of the Optionee's employment;

          (ii) intentional wrongful damage to material assets of the Company or any subsidiary of the Company;

          (iii) intentional wrongful disclosure of material confidential information of the Company or any subsidiary of the Company;

          (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty to the Company or any subsidiary of the Company;

          (v) intentional breach of any stated material employment policy of the Company or any subsidiary of the Company; or

          (vi)  any other conduct that constitutes "cause" at common law.

     (c) For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and the Company's subsidiaries or a leave of absence approved by the Board of Directors of the Company.

7. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary of the Company, nor limit or affect in any manner the right of the Company or any subsidiary of the Company to terminate the employment or adjust the compensation of the Optionee.

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8.   Taxes and Withholding. To the extent that the Company or any subsidiary of the Company is required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company or such subsidiary for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company or the subsidiary, as the case may be, for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company or the subsidiary a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender or (b) utilizing the broker assistance arrangement provided in
     Section 5.

9. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state and provincial securities laws;
     provided, however, notwithstanding any other provision of this Agreement,
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     the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

10. Adjustments. The Board of Directors of the Company may make or provide for such adjustments in the number of Optioned Shares covered by the Option, in the Option Price applicable to the Option, and in the kind of shares covered thereby, as the Board of Directors of the Company, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board of Directors of the Company, in its discretion, may provide in substitution for the Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option.

11. Availability of Common Shares; Fractional Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of the Option. The Company will not be required to issue any fractional Common Shares pursuant to this Agreement. The Board of Directors of the Company may provide for the elimination of fractions or for the settlement of fractions in cash.

12. Amendments; Interpretation. This Agreement may be amended from time to time by agreement of the parties; provided, however, that no amendment shall
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     adversely affect the rights of the Optionee under this Agreement without the Optionee's consent. The Board of Directors of the Company, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

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13.  Severability. In the event that one or more of the provisions of this
     Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

14. Definition. For purposes of this Agreement, "Market Value per Share" means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, if any, or if applicable, the Nasdaq National Market System, or if there are no sales on such date, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Board of Directors of the Company.

15. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the State of Delaware for the purposes of any legal action or proceeding arising out of this Agreement.

17. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or sent by registered mail or electronic means of communication, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the mail).

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                              MTC TECHNOLOGIES, INC.


                                              By: /s/ Rajesh K. Soin
                                                 _____________________________
                                              Name: Rajesh K. Soin
                                              Title: Chairman of the Board

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement and accepts the Option granted hereunder, subject to the terms and conditions set forth herein.

                                              /s/ Benjamin Crane
                                              ________________________________
                                              Optionee

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